Exhibit 24.2

Power of Attorney

The undersigned, being a director of Schlumberger Limited, a Curaçao corporation (the “Company”), hereby constitutes and appoints Howard Guild, Alexander C. Juden or Saul R. Laureles, and each of them, her true and lawful attorney-in-fact and agent, with full and several power of substitution, resubstitution and revocation and to act with or without the others, for her and in her name, place and stead in any and all capacities: (i) to sign this Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3, any amendments thereto, and all post-effective amendments and supplements to this Registration Statement for the registration of the Company’s securities; and (ii) to file this Registration Statement and any and all amendments and supplements thereto, with any exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, in each case, in such forms as they or any one of them may approve, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements will comply with the Securities Act, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Date: October 20, 2020

/s/ Maria Moræus Hanssen
Maria Moræus Hanssen
Director